                                                                    EXHIBIT 11.1



(In thousands, except per share data)

PRIMARY

                                                   Three Months Ended            Six Months Ended
                                                         May 31,                     May 31,
                                                   ------------------           ------------------
                                                    1996        1995             1996        1995
                                                   ------      ------           ------      ------
Weighted average number of common and
  common equivalent shares outstanding:
  Common stock                                     12,921      12,640           12,933      12,534
  Common equivalent shares resulting from
  stock options (treasury stock method)               200         676              512         724
                                                   ------      ------           ------      ------
Total                                              13,121      13,316           13,445      13,258
                                                   ======      ======           ======      ======

Net income                                         $  155      $4,565           $4,574      $6,155
                                                   ======      ======           ======      ======

Net income per common share                        $ 0.01      $ 0.34           $ 0.34      $ 0.46
                                                   ======      ======           ======      ======


FULLY-DILUTED

                                                     Three Months Ended                  Six Months Ended
                                                           May 31,                            May 31,
                                                   -----------------------           -----------------------
                                                    1996             1995             1996             1995
                                                   ------           ------           ------           ------
Weighted average number of common and
  common equivalent shares outstanding:
  Common stock                                     12,921           12,640           12,933           12,534
  Common equivalent shares resulting from
  stock options (treasury stock method)               200              794              512              844
                                                   ------           ------           ------           ------
Total                                              13,121           13,434           13,445           13,378
                                                   ======           ======           ======           ======

Net income                                         $  155           $4,565           $4,574           $6,155
                                                   ======           ======           ======           ======

Net income per common share                         $0.01            $0.34            $0.34            $0.46
                                                   ======           ======           ======           ======





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